Exhibit 99.1

Amphenol	News Release

World Headquarters

358 Hall Avenue

Wallingford, CT 06492

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:
Craig A. Lampo
Senior Vice President and
Chief Financial Officer
203-265-8625
www.amphenol.com

THIRD QUARTER 2016 RECORD RESULTS

AND INCREASE IN DIVIDEND

REPORTED BY AMPHENOL CORPORATION

Wallingford, Connecticut. October 19, 2016.  Amphenol Corporation (NYSE:APH) reported today third quarter 2016 GAAP Diluted earnings per share (EPS) of $0.71 compared to $0.65 for the comparable 2015 period.  GAAP Diluted EPS for the third quarter 2016 included a charge for acquisition-related transaction costs of $6 million ($0.02 per share).  Excluding the effect of this item, third quarter 2016 Adjusted Diluted EPS1 was $0.73.  Sales for the third quarter of 2016 were a record $1.636 billion compared to $1.460 billion for the comparable 2015 period. Currency translation had the effect of decreasing sales by approximately $12 million in the third quarter of 2016 compared to the 2015 period.

For the nine months ended September 30, 2016, GAAP Diluted EPS was $1.86, compared to $1.78 for the comparable 2015 period.  The 2016 period included the $6 million of acquisition-related transaction costs noted above, as well as a charge for acquisition-related costs of $30 million ($0.09 per share) relating to the acquisition of FCI Asia Pte Ltd (FCI) on January 8, 2016.  The FCI acquisition-related costs included external transaction costs, amortization related to the value associated with acquired backlog and restructuring charges.  GAAP diluted earnings per share for the comparable 2015 period included a charge for acquisition-related transaction costs of $6 million ($0.02 per share).  Excluding the effect of these items, Adjusted Diluted EPS for the nine months ended September 30, 2016 and 2015 was $1.97 and $1.80, respectively.  Sales for the nine months ended September 30, 2016 were $4.635 billion compared to $4.138 billion for the comparable 2015 period.  Currency translation had the effect of decreasing sales by approximately $40 million for the first nine months of 2016 compared to the comparable 2015 period.

The Company’s Board of Directors has also approved an increase in the Company’s quarterly dividend from $0.14 to $0.16 per share to be paid on or about January 5, 2017 to holders of record of the Company’s Class A Common stock as of December 13, 2016.

Amphenol President and Chief Executive Officer, R. Adam Norwitt, stated, “We are very pleased to report results above the high end of our guidance for the third quarter 2016, with record sales and Adjusted Diluted EPS of $1.636 billion and $0.73, respectively.  We achieved these results despite ongoing uncertainties in the global economy.  Compared to the third quarter 2015, sales increased by 12%, driven by organic growth in all markets except mobile devices together with contributions from the Company’s successful acquisition program. Our unique entrepreneurial culture continues to enable strong operating results, as demonstrated by the Company’s Adjusted Operating Margins reaching a record 20.3% in the third quarter 2016.  This excellent profitability is a direct result of our dynamic management team’s ability to drive disciplined operational execution together with an unrelenting focus on all elements of cost.  Operating cash flow in the quarter was $291 million, a clear confirmation of the quality of the Company’s earnings.  I am very proud of our organization as we continue to execute extremely well in an uncertain market environment.”

“The Company continues to expand its growth opportunities through a deep commitment to developing enabling technologies for customers in all markets, an ongoing strategy of market and geographic diversification, as well as an active and successful acquisition program.  As part of that program, at the end of the third quarter, the Company acquired All Systems Broadband.  All Systems Broadband, based in California, is a leading supplier of cable assemblies and value added fiber optic products for the broadband market with annual sales of approximately $40 million.  In addition, at the beginning of the fourth quarter, the Company acquired SGX Sensortech (SGX).  SGX, based in Switzerland, designs and manufactures air quality sensors used in a variety of automotive and industrial applications, and generates annual sales of approximately $15 million.  These acquisitions strengthen the Company’s global capabilities and enhance our product offering in these important end markets.”

“In addition to our successful acquisition program, the Company continues to deploy its financial strength in a variety of ways to increase shareholder value.  This includes the purchase, during the quarter, of 2.0 million shares of the Company’s stock pursuant to our stock repurchase plan, bringing total repurchases for the plan to over 8.5 million shares.  In addition, the Board of Directors has approved a 14% increase in our quarterly dividend, from $0.14 to $0.16 per share.”

“The current global economic environment remains volatile and uncertain.  Considering this environment and based on current currency exchange rates, we expect fourth quarter 2016 sales in the range of $1.585 billion to $1.625 billion and GAAP Diluted EPS in the range of $0.71 to $0.73.  For the full year 2016, we now expect to achieve sales in the range of $6.220 billion to $6.260 billion, an increase over 2015 of 12% and GAAP Diluted EPS of $2.57 to $2.59, an increase of 7% over 2015.  We expect Adjusted Diluted EPS of $2.68 to $2.70 for the full year 2016, an increase of 10% to 11% over 2015.    This compares to our prior full year 2016 guidance of $6.120 billion to $6.200 billion in sales, GAAP Diluted EPS of $2.51 to $2.55 and Adjusted Diluted EPS of $2.60 to $2.64.”

“Notwithstanding the current uncertain environment, we remain extremely excited about the future.  The electronics revolution continues to create a significant, long-term growth opportunity for Amphenol, with new applications and higher performance requirements driving increased demand for our high technology products across all of our end markets.  Our ongoing actions to strengthen our competitive advantages and build sustained financial strength, as well as our initiatives to broaden and diversify our high technology product offering both organically and through our successful acquisition program, have created a solid base for future performance.  I am confident in the ability of our outstanding management team to dynamically adjust to the constantly changing market environment, to continue to generate strong profitability and to further capitalize on the many opportunities to expand our market position.”

The Company will host a conference call to discuss its third quarter results at 1:00 PM (EDT) Wednesday, October 19, 2016.  The toll free dial-in number to participate in this call is 888-455-0949; International dial-in number is 773-799-3973; Passcode:  LAMPO.  There will be a replay available until 10:59 PM (EST) on Friday, November 18, 2016.  The replay numbers are toll free 888-470-7050; International toll number is 203-369-1484; Passcode: 7183.

A live broadcast as well as a replay will also be available on the Internet at http://www.amphenol.com/investors/webcasts.php.

Amphenol Corporation is one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems, antennas, sensors and sensor-based products and coaxial and high-speed specialty cable.  Amphenol designs, manufactures and assembles its products at facilities in the Americas, Europe, Asia, Australia and Africa and sells its products through its own global sales force, independent representatives and a global network of electronics distributors.  Amphenol has a diversified presence as a leader in high growth areas of the interconnect market including: Automotive, Broadband Communications, Commercial Aerospace, Industrial, Information Technology and Data Communications, Military, Mobile Devices and Mobile Networks.

Forward-Looking Statements

This press release contains certain statements that are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended.   All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects or anticipates will or may occur in the future, including, but not limited to the Company’s expectations regarding sales, GAAP Diluted EPS and Adjusted Diluted EPS, are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances.  Forward-looking statements may be identified through the use of terms such as “expect”, “may”, “will”, “should”, “intend”, “plan”, “guidance” and/or other similar expressions generally intended to identify forward-looking statements.  Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements.  Factors that might cause or contribute to a material difference include, but are not limited to, governmental, political, economic, end market, competitive, technological, acquisition-related, cybersecurity and foreign currency-related risk factors that may affect the Company’s operations, products, markets, customers and prices.  Details regarding various significant risks and uncertainties that may affect our operating and financial performance can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and other Company filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to revise or update these statements whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The financial statements included within this press release are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  This press release also contains certain non-GAAP financial information, including Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol and Adjusted Diluted EPS (“non-GAAP financial measures”), which are intended to supplement the reported GAAP results.  Management utilizes these non-GAAP financial measures as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company’s Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures exclude income and expenses that are not directly related to the Company’s operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.   Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included at the end of this press release.   However, such non-GAAP financial measures should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.  In addition, these non-GAAP financial measures are not necessarily the same or comparable to similar measures presented by other companies, as such measures may be calculated differently or may exclude different items.  The non-GAAP financial measures are defined within the “Supplemental Financial Information” table at the end of this press release and should be read in conjunction with the Company’s financial statements presented in accordance with GAAP.

1  All non-GAAP financial measures referenced are defined within this press release.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(dollars and shares in millions, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales	$1,635.9	$1,459.6	$4,635.3	$4,138.2

Cost of sales	1,098.6	995.6	3,141.3	2,817.1

Gross profit	537.3	464.0	1,494.0	1,321.1

Acquisition-related expenses	6.3	—	36.6	5.7

Selling, general and administrative expense	204.7	169.2	591.3	499.7

Operating income	326.3	294.8	866.1	815.7

Interest expense	(18.1)	(17.0)	(54.2)	(51.1)
Other income, net	2.3	4.2	5.0	12.5

Income before income taxes	310.5	282.0	816.9	777.1

Provision for income taxes	(83.4)	(74.7)	(222.6)	(207.4)

Net income	227.1	207.3	594.3	569.7
Less: Net income attributable to noncontrolling interests	(2.8)	(2.8)	(6.8)	(6.4)

Net income attributable to Amphenol Corporation	$224.3	$204.5	$587.5	$563.3

Net income per common share - Basic	$0.73	$0.66	$1.91	$1.82

Weighted average common shares outstanding - Basic	308.9	308.9	308.3	309.3

Net income per common share - Diluted (1) (2)	$0.71	$0.65	$1.86	$1.78

Weighted average common shares outstanding - Diluted	315.7	315.9	315.1	316.9

Dividends declared per common share	$0.14	$0.14	$0.42	$0.39

Note 1     Earnings per share for the three and nine months ended September 30, 2016 included acquisition-related expenses of $6.3 million ($5.8 million net of tax) or $0.02 per share and $36.6 million ($33.1 million net of tax) or $0.11 per share, respectively.  Excluding this effect, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $0.73 and $1.97 for the three and nine months ended September 30, 2016, respectively.

Note 2     Earnings per share in the nine months ended September 30, 2015 included acquisition-related expenses of $5.7 million ($5.7 million net of tax) or $0.02 per share.  Excluding this effect, Adjusted Diluted EPS, a non-GAAP financial measure which is defined and reconciled to its most comparable GAAP financial measure in this press release, was $1.80 for the nine months ended September 30, 2015.

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(dollars in millions)

	September 30,	December 31,
	2016	2015
ASSETS

Current Assets:
Cash and cash equivalents	$853.6	$1,737.2
Short-term investments	163.3	23.2
Total cash, cash equivalents and short-term investments	1,016.9	1,760.4
Accounts receivable, less allowance for doubtful accounts of $24.6 and $25.6, respectively	1,319.4	1,104.6
Inventories	926.6	851.8
Other current assets	142.3	133.2

Total current assets	3,405.2	3,850.0

Land and depreciable assets, less accumulated depreciation of $1,003.7 and $900.9, respectively	717.6	609.5
Goodwill	3,707.8	2,692.9
Intangibles and other long-term assets	539.2	306.0

	$8,369.8	$7,458.4

LIABILITIES & EQUITY

Current Liabilities:
Accounts payable	$650.7	$587.8
Accrued salaries, wages and employee benefits	132.1	105.6
Accrued income taxes	79.5	81.8
Other accrued expenses	233.4	189.7
Accrued dividends	43.3	43.2
Current portion of long-term debt	374.5	0.3

Total current liabilities	1,513.5	1,008.4

Long-term debt, less current portion	2,598.0	2,813.2
Accrued pension benefit obligations and other long-term liabilities	503.6	358.4

Equity:
Common stock	0.3	0.3
Additional paid-in capital	972.2	783.3
Retained earnings	3,032.8	2,804.4
Accumulated other comprehensive loss	(297.3)	(349.5)

Total shareholders' equity attributable to Amphenol Corporation	3,708.0	3,238.5

Noncontrolling interests	46.7	39.9

Total equity	3,754.7	3,278.4

	$8,369.8	$7,458.4

AMPHENOL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

(dollars in millions)

	Nine months ended
	September 30,
	2016	2015
Cash from operating activities:
Net income	$594.3	$569.7
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	163.6	128.1
Stock-based compensation expense	35.5	32.1
Excess tax benefits from stock-based compensation payment arrangements	(33.2)	(9.4)
Net change in components of working capital	(27.4)	(7.0)
Net change in other long-term assets and liabilities	(4.1)	(5.3)

Net cash provided by operating activities	728.7	708.2

Cash from investing activities:
Purchases of land and depreciable assets	(136.3)	(130.8)
Proceeds from disposals of land and depreciable assets	4.0	6.7
Purchases of short-term investments	(173.3)	(121.9)
Sales and maturities of short-term investments	33.3	459.5
Acquisitions, net of cash acquired	(1,272.6)	(199.8)

Net cash (used in) provided by investing activities	(1,544.9)	13.7

Cash from financing activities:
Long-term borrowings under credit facilities	—	125.0
Repayments of long-term debt	—	(211.8)
Borrowings under commercial paper program, net	145.8	266.9
Payment of costs related to debt financing	(3.0)	—
Proceeds from exercise of stock options	120.8	45.8
Excess tax benefits from stock-based compensation payment arrangements	33.2	9.4
Distributions to shareholders of noncontrolling interests	(5.8)	(6.1)
Purchase and retirement of treasury stock	(229.6)	(195.6)
Dividend payments	(129.4)	(116.1)

Net cash used in financing activities	(68.0)	(82.5)

Effect of exchange rate changes on cash and cash equivalents	0.6	(32.7)

Net change in cash and cash equivalents	(883.6)	606.7
Cash and cash equivalents balance, beginning of period	1,737.2	968.9

Cash and cash equivalents balance, end of period	$853.6	$1,575.6

Cash paid for:
Interest	$65.2	$62.1
Income taxes	192.4	182.9

AMPHENOL CORPORATION

SEGMENT INFORMATION

(Unaudited)

(dollars in millions)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Net sales:
Interconnect Products and Assemblies	$1,543.2	$1,378.2	$4,366.9	$3,889.5
Cable Products and Solutions	92.7	81.4	268.4	248.7
Consolidated Net sales	$1,635.9	$1,459.6	$4,635.3	$4,138.2

Operating income:
Interconnect Products and Assemblies	$342.0	$307.4	$932.2	$856.3
Cable Products and Solutions	13.8	10.2	38.6	30.2
Stock-based compensation expense	(12.2)	(11.8)	(35.5)	(32.1)
Other operating expenses	(11.0)	(11.0)	(32.6)	(33.0)
Acquisition-related expenses	(6.3)	—	(36.6)	(5.7)
Consolidated Operating income	$326.3	$294.8	$866.1	$815.7

Operating margin (%):
Interconnect Products and Assemblies	22.2%	22.3%	21.3%	22.0%
Cable Products and Solutions	14.9%	12.5%	14.4%	12.1%
Stock-based compensation expense	-0.7%	-0.8%	-0.8%	-0.8%
Other operating expenses	-0.7%	-0.8%	-0.7%	-0.8%
Acquisition-related expenses	-0.4%	0.0%	-0.8%	-0.1%
Consolidated Operating margin (%)	19.9%	20.2%	18.7%	19.7%

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(dollars in millions, except per share data)

Management utilizes the non-GAAP financial measures indicated below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.

The following are reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, specifically Operating Income, Operating Margin, Net Income attributable to Amphenol Corporation, and Diluted earnings per share (EPS) for the three and nine months ended September 30, 2016 and 2015:

	Three months ended
	September 30, 2016				September 30, 2015
			Net Income				Net Income
	Operating	Operating	attributable	Diluted	Operating	Operating	attributable	Diluted
	Income	Margin	to Amphenol	EPS	Income	Margin	to Amphenol	EPS

Reported (GAAP)	$326.3	19.9%	$224.3	$0.71	$294.8	20.2%	$204.5	$0.65

Acquisition-related expenses	6.3	0.4%	5.8	0.02	—	—%	—	—

Adjusted (non-GAAP) (1)	$332.6	20.3%	$230.1	$0.73	$294.8	20.2%	$204.5	$0.65

	Nine months ended
	September 30, 2016				September 30, 2015
			Net Income				Net Income
	Operating	Operating	attributable	Diluted	Operating	Operating	attributable	Diluted
	Income	Margin	to Amphenol	EPS	Income	Margin	to Amphenol	EPS

Reported (GAAP)	$866.1	18.7%	$587.5	$1.86	$815.7	19.7%	$563.3	$1.78

Acquisition-related expenses	36.6	0.8%	33.1	0.11	5.7	0.1%	5.7	0.02

Adjusted (non-GAAP) (1)	$902.7	19.5%	$620.6	$1.97	$821.4	19.8%	$569.0	$1.80

(1)	Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income attributable to Amphenol, and Adjusted Diluted EPS are non-GAAP financial measures and are defined as follows.

Adjusted Operating Income is defined as Operating Income, as reported in the Condensed Consolidated Statements of Income, excluding income and expenses that are not directly related to the Company's operating performance during the periods presented.

Adjusted Operating Margin is defined as Adjusted Operating Income (as defined above) expressed as a percentage of Net sales (as reported in the Condensed Consolidated Statements of Income).

Adjusted Net Income attributable to Amphenol is defined as Net Income attributable to Amphenol Corporation, as reported in the Condensed Consolidated Statements of Income, excluding income and expenses and its related tax effects, that are not directly related to the Company's operating performance during the periods presented.

Adjusted Diluted EPS is defined as diluted earnings per share (as reported or as forecasted in accordance with GAAP), excluding income and expenses and its related tax effects, that are not directly related to the Company's operating performance during the periods presented.

AMPHENOL CORPORATION

SUPPLEMENTAL FINANCIAL INFORMATION

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES – GUIDANCE

(Unaudited)

Management utilizes the non-GAAP financial measures indicated below as part of its internal reviews for purposes of monitoring, evaluating and forecasting the Company’s financial performance, communicating operating results to the Company's Board of Directors and assessing related employee compensation measures.  Management believes that such non-GAAP financial measures may be helpful to investors in assessing the Company’s overall financial performance, trends and period-over-period comparative results.  Non-GAAP financial measures exclude income and expenses that are not directly related to the Company's operating performance during the periods presented.  Items excluded from the non-GAAP financial measures in any period may consist of, without limitation, acquisition-related expenses, certain discrete tax items and refinancing-related costs that may arise during such periods.  The following non-GAAP financial information is included for supplemental purposes only and should not be considered in isolation, as a substitute for or superior to the related GAAP financial measures.

The following are reconciliations of current guidance for GAAP Diluted earnings per share (EPS) to non-GAAP Adjusted Diluted EPS for both the fourth quarter 2016 and the full year 2016:

GUIDANCE (1)
	FOURTH QUARTER 2016	FULL YEAR 2016

Diluted EPS (GAAP)	$0.71 - $0.73	$2.57 - $2.59

Acquisition-related expenses, net of tax	-	$0.11

Adjusted Diluted EPS (non-GAAP)	$0.71 - $0.73	$2.68 - $2.70

(1)

Forward-looking Adjusted Diluted EPS included in our guidance excludes certain income and expenses, described above, that are not directly related to the Company's operating performance.  The Company includes such items in its guidance only to the extent that such items have either: 1) already been reflected in periods reported and are therefore included in the forward-looking full-year period, or 2) the Company reasonably expects to record them in the forward-looking periods presented and such amounts are estimable.  As the Company has not identified any estimable items in the forward-looking periods presented, the reconciling item shown above for the 2016 guidance only reflects the impact of the acquisition-related expenses, net of tax, that were incurred during the nine months ended September 30, 2016.